EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-111966, 333-81876, 333-103241 and 333-32225) of Digital Video Systems, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (file Nos. 333-65598, 333-103243, and 333-39211) of Digital Video Systems, Inc. of our report dated April 14, 2005 relating to the December 31, 2004 financial statement schedule included in this Annual Report on Form 10-K, as amended.

/s/ Stonefield Josephson

San Francisco, California

May 2, 2005